Exhibit 10.1

EMPLOYMENT AND TRANSITION AGREEMENT
THIS EMPLOYMENT AND TRANSITION AGREEMENT (“Agreement”) is made and entered into by and between Calumet GP, LLC (the “Company”), the general partner of Calumet Specialty Products Partners, L.P. (the “Partnership” or “Calumet”) and R. Patrick Murray, II (“Executive”) (individually, each a “Party” and jointly, the “Parties”) effective as of April 17, 2017 (the “Effective Date”).
WHEREAS, the Company and Executive are presently parties to an Employment Agreement bearing an effective date of May 7, 2014, governing the terms of their employment relationship when Executive served in the role of Senior Vice President, Chief Financial Officer and Secretary of the Company (“2014 Employment Agreement”);
WHEREAS, on January 5, 2017, Executive voluntarily assumed the position of Vice President, Chief Accounting Officer and Secretary of the Company, while the 2014 Employment Agreement remained otherwise effective and enforceable; and
WHEREAS, the Parties now wish to further revise Executive’s duties and responsibilities in line with a change of job title to Vice President - Special Projects, and to terminate and replace the 2014 Employment Agreement to be consistent with his new role and the Parties’ plan to transition Executive out of the Company upon completion of certain assigned projects, including successful implementation of a new enterprise resource planning system for the Partnership through SAP (“SAP”).
NOW, THEREFORE, for and in consideration of the mutual promises, covenants, and obligations contained herein, the Parties hereby agree as follows:
1.New Position. The Company wishes to employ Executive, and Executive accepts such employment, as Vice President - Special Projects as of the Effective Date. This position will be primarily located at the Partnership’s headquarters in Indianapolis, Indiana, with the expectation that significant time will also be spent by the Executive working at the Partnership’s Houston, Texas office. Executive shall report to the Company’s Chief Executive Officer (“CEO”).
2.At-Will Employment. Executive specifically acknowledges and agrees that the employment relationship is on an at-will basis, and that either Party may terminate this relationship at any time for any reason, with or without cause, subject to the terms in this Agreement.
3.Term. The term of Executive’s employment under this Agreement shall commence on the Effective Date and continue until the earlier of fifteen (15) days after the Project End Date, as defined below (“Automatic Termination”), and April 1, 2018 (the “Term”), unless this Agreement is otherwise modified or Executive’s employment is terminated sooner, subject to the terms in this Agreement.
4.Duties and Responsibilities. Executive’s primary duties shall surround his service as the Calumet Lead Project Manager of Project Phoenix with the goal of successful implementation

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of SAP. In addition to this primary role, Executive shall be tasked with special projects, including, but not limited to, assisting with the design and implementation of a new incentive compensation program for the Company, and assisting in Board-related matters, as assigned by the Chief Executive Officer. Executive shall perform duties and responsibilities consistent with Executive’s position and other such duties as may be assigned or delegated to Executive from time to time by the Company’s Chief Executive Officer. As of the Effective Date, Executive will no longer serve as the Partnership’s Principal Accounting Officer for SEC reporting purposes and will no longer have any oversight, management or operational responsibility for, or in, the Partnership’s Accounting or Information Technology Departments. He will, however, assist in effectively transitioning his current duties as Vice President, Chief Accounting Officer and Assistant Secretary to the Company employees who will be assuming those responsibilities as of the Effective Date.
5.Manner of Performance. Executive shall at all times devote Executive’s full working time, best efforts, ability, skill, and attention exclusively to the furtherance of the best business objectives and interests of the Company, all to the exclusion of other employers or their products and services. However, it shall not be considered a violation of the foregoing for Executive to: (i) serve on industry, civic, or charitable boards or committees; (ii) manage Executive’s personal investments; or (iii) serve on the boards of other businesses with the advance written consent of the CEO, so long as such activities do not materially interfere with Executive’s duties and responsibilities for the Company.
6.Definitions. For purposes of this Agreement, the Parties agree that certain terms in this Agreement shall be defined as follows:

a.
“Additional Benefits”: means (1) monthly reimbursement of Executive’s COBRA health insurance premium costs for him and his eligible dependents at the coverage levels in place as of the Separation Date (as defined below), assuming he is eligible for and timely and properly applies for COBRA benefits, until the earlier to occur of twelve (12) months from the Separation Date (as defined below) and the date upon which Executive becomes eligible to receive coverage under a group health plan sponsored by another employer; (2) immediate one hundred percent (100%) vesting of any phantom units previously awarded to Executive under the Partnership’s Long-Term Incentive Plan which are not yet vested on the Separation Date, not to exceed 13,768 phantom units, which the Compensation Committee of the Company’s Board of Directors has heretofore approved to be paid to Executive in accordance with this Agreement and in accordance with the terms of the Partnership’s Long-Term Incentive Plan and (3) free and clear title to Executive’s Company vehicle as of the Effective Date and a cash payment to Executive in an amount that will fully offset the income taxes incurred by Executive as a result of the transfer of ownership of the vehicle to him.

b.
“Cause”: means termination of Executive, at the Company’s discretion, for: (1) failure to work for the Company on a full-time basis, excluding any permitted vacations or short term absences due to sickness or injury; (2) willful and continued failure to perform Executive’s duties and responsibilities with the Company or to follow any lawful directive from the Company; (3) commission of an act of gross negligence, willful misconduct, or breach of fiduciary duty;

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(4) being charged with a felony or any crime involving moral turpitude; (5) engaging in any illegal conduct or committing any act of material dishonesty against the Company or any of its affiliates, including, but not limited to, theft, misappropriation, embezzlement, forgery, fraud, misrepresentation, or willful and intentional falsification of records; or (6) material breach of this Agreement or of any Company policy, code of conduct, or code of ethics applicable to him. For purposes of this definition, no act or failure to act by Executive shall be considered “willful” unless committed or omitted in bad faith and without a reasonable belief that the act or failure to act was in the best interests of the Company. In addition, no act or failure to act under clauses (1), (2), (3) or (6) above shall be deemed to constitute Cause if such act or failure to act is deemed by the Company to be curable and is corrected within ten (10) days of the Company’s written notice of intent to terminate on such basis; provided, however, that Executive will be afforded only one (1) opportunity to cure under this Agreement.

c.
“Project End Date”: The date upon which the Company confirms that SAP is operating in substantial conformance with its design as of Calumet’s final acceptance of SAP as of SAP Go-Live, to be measured by the Company’s ability to close its monthly accounting books without material manual intervention, all as reasonably determined by the Company, it being understood that any manual intervention planned by Calumet or deemed required to be undertaken by Calumet to close its monthly accounting books as of Calumet’s final acceptance of SAP as of SAP Go-Live shall not be considered to be “material manual intervention” for purposes of this definition.

d.	“SAP Go-Live”: The date upon which the Partnership begins the transition through cutover activities to SAP from its current JD Edwards enterprise resource planning system.

e.	“Separation Date”: Executive’s last day of employment with the Company.

f.
“Severance Agreement” means the Severance and General Release Agreement attached hereto as Exhibit A (which is complete except for the date of termination and the severance amount), which, notwithstanding any provision in this Agreement to the contrary, the Parties must execute for Executive to be eligible to receive the SAP Bonus, any Additional Benefits, or salary continuation, pursuant to this Agreement, after the termination of Executive’s employment for any reason.

7.Base Salary and Business Expenses. Executive shall continue to receive his current annual base salary of Three Hundred Fifty-Three Thousand Sixty-Seven Dollars and Zero Cents ($353,067.00) (“Base Salary”) during the term of this Agreement. The Company shall reimburse Executive for all reasonable business expenses incurred by Executive in the performance of Executive’s duties and responsibilities in accordance with policies for such reimbursement established from time to time by the Company.
8.Bonus and Incentive Compensation Eligibility. As of January 1, 2017, Executive shall no longer have been or be eligible for any bonuses, annual incentive arrangements, or long-term incentive arrangements, as set out in Sections 3(b) and 3(c) of the 2014 Employment Agreement or otherwise. However, Executive shall be eligible for the following bonus conditioned upon the

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Parties’ execution of the Severance Agreement and under the following terms and conditions:

a.
If SAP Go-Live occurs on or before January 1, 2018, and Executive is employed by the Company on the Project End Date, Executive shall receive a cash bonus equal to one hundred percent (100%) of the Base Salary, within thirty (30) days of the Project End Date (the “SAP Bonus”); and

b.
If the CEO of the Company, as constrained by the Company’s overall financial performance, determines within his sole discretion that Executive has made an extraordinary contribution to the successful conclusion of assigned projects, including the successful implementation of SAP, the SAP Bonus may be increased by the CEO within his sole discretion to an amount equal to or less than one hundred fifty percent (150%) of the Base Salary.

9.    Health, Welfare, Retirement and Other Benefits. Executive shall be entitled to continue to participate in any employee health, welfare, retirement, and other standard benefit plans, including health insurance coverage and the Company’s 401(k) plan, in which the Executive participated immediately prior to the Effective Date of this Agreement, subject to the eligibility and participation requirement of any such plans. However, nothing in this Agreement requires the Company to offer any such benefits plan or plans or restricts the Company’s ability to modify or terminate any such benefits plan or plans at any time. Executive shall be entitled to receive all accrued vacation time in accordance with the Company’s policies and, upon termination of this Agreement, compensation for all accrued but unused vacation time.
10.    Additional Benefits. Regardless of the reason for separation of Executive’s employment and which party initiates it, and conditioned upon the Parties’ execution of the Severance Agreement, Executive shall receive the Additional Benefits so long as the Separation Date occurs on or after the Project End Date. The Additional Benefits will be paid within fourteen (14) days of the Effective Date of the Severance Agreement (as defined therein) or, as it relates to the phantom units under the Partnership’s Long-Term Incentive Plan, the time period set forth in that plan.
11.    Termination Due to Executive’s Death. If Executive dies during Executive’s employment with the Company, the Company’s obligations under this Agreement shall immediately expire, except that on the next regular payday following Executive’s death the Company shall pay Executive’s estate (or other lawful successor) that portion of Executive’s Base Salary earned, and any accrued benefits vested, through the date of Executive’s death, including the SAP Bonus if fully earned by the date of Executive’s death. The Company shall have no further obligations to Executive or to Executive’s estate, heirs, executors, administrators, and personal representatives under this Agreement, except as otherwise provided by law (e.g., COBRA rights).
12.    Termination by Executive or Upon Expiration of the Term. Executive may terminate Executive’s employment with the Company before the end of the Term by giving the Company not less than thirty (30) days’ written notice of intent to terminate. Upon such voluntary termination (i.e., resignation) by Executive or upon his termination by expiration of the Term, the Company’s obligations under this Agreement shall immediately expire, except that: (i) on the next regular payday following the Separation Date the Company shall pay Executive that portion of Executive’s Base Salary earned; (ii) the Company shall also pay Executive the SAP Bonus if fully earned by the Separation Date (subject to execution of the Severance Agreement and it becoming effective);

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and (iii) the Company shall provide Executive with the benefits he is entitled to receive with respect to any fully-vested phantom units in the Calumet GP, LLC Executive Deferred Compensation Plan in accordance with the terms of that plan. The Company shall have no further obligations to Executive under this Agreement, except as otherwise provided by law (e.g., COBRA rights).
13.    Termination by Company Without Cause or Automatic Termination. (a) The Company may terminate Executive’s employment without Cause by providing Executive thirty (30) days’ written notice of intent to terminate without Cause. Upon termination of Executive’s employment with the Company without Cause or through Automatic Termination, the Company’s obligations under this Agreement shall immediately expire, except that the Company shall pay Executive: (i) that portion of Executive’s Base Salary earned and any accrued benefits vested through the Separation Date, including any fully-vested phantom units in the Calumet GP, LLC Executive Deferred Compensation Plan (in accordance with the terms of that plan) and the SAP Bonus if fully earned by the Separation Date (subject to execution of the Severance Agreement and it becoming effective); and (ii) continue payment of Executive’s Base Salary for the following periods of time, depending on the timing of SAP Go-Live and the Project End Date:

a.	If SAP Go-Live is achieved on or before July 1, 2017, then Executive shall continue to receive the Base Salary on a semimonthly basis until the earlier of October 1, 2017 and the Project End Date;

b.
If SAP Go-Live is not achieved by July 1, 2017, but is achieved by August 1, 2017, then Executive shall continue to receive the Base Salary on a semimonthly basis until the earlier of November 1, 2017 and the Project End Date; provided, however, that such Base Salary shall be reduced by Twenty-Five Percent (25%) on and after July 1, 2017; and

c.
If SAP Go-Live is achieved between September 1, 2017 and January 1, 2018, then Executive shall continue to receive the Base Salary on a semimonthly basis until the earlier of April 1, 2018 and the Project End Date; provided, however, that such Base Salary shall be reduced by Fifty Percent (50%) on and after July 1, 2017.

Notwithstanding the foregoing, in no event will such salary continuation be paid until the Effective Date of the Severance Agreement (as defined therein) or extend for more than six (6) months after the Separation Date. For avoidance of doubt, Executive shall not be entitled to salary continuation if he receives the SAP Bonus or a partial SAP Bonus pursuant to the following paragraph.
In addition to the above payments, if the Company terminates Executive’s employment without Cause anytime between fifteen (15) days prior to SAP Go-Live and the Project End Date, Executive will be entitled to fifty percent (50%) of the SAP Bonus and all of the Additional Benefits, conditioned upon the Parties’ execution of the Severance Agreement. The reduced SAP Bonus amount will be paid to Executive on the later of the date that is fourteen (14) days after the Project End Date and fourteen (14) days after the Effective Date of the Severance Agreement (as defined therein).
The Company shall have no further obligations to Executive under this Agreement, except

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as otherwise provided by law (e.g., COBRA rights).
14.    Termination by Company for Cause. (a) The Company may terminate Executive’s employment for Cause (as defined in Section 6 herein) at any time by providing Executive ten (10) days’ written notice of intent to terminate with Cause, identifying the Cause for termination. Upon termination of Executive’s employment with the Company for Cause, the Company’s obligations under this Agreement shall immediately expire, except that the Company shall pay Executive that portion of Executive’s Base Salary earned, and any accrued benefits vested, through the Separation Date, including any fully-vested phantom units in the Calumet GP, LLC Executive Deferred Compensation Plan (in accordance with the terms of that plan) and the SAP Bonus if fully earned by the Separation Date (subject to execution of the Severance Agreement and it becoming effective). The Company shall have no further obligations to Executive under this Agreement, except as otherwise provided by law (e.g., COBRA rights).
15.    Taxes. The Company may withhold from any amounts payable or benefits provided under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
16.    Code Section 409A Provisions. Notwithstanding any other provision in this Agreement, no party, either individually or jointly, may accelerate the payment (in time or schedule) of any amount deferred by this Agreement, unless such acceleration is permitted by Code Section 409A, the Treasury Regulations thereto, or other regulatory guidance issued by the Internal Revenue Service (“409A Requirements”). Those provisions of the Agreement establishing and explaining Executive’s rights to nonqualified deferred compensation, as well as all other nonqualified deferred compensation plans in which Executive participates, shall be interpreted, construed, and applied in a manner consistent with the requirements for nonqualified deferred compensation plans established by the 409A Requirements. To the extent that there is any conflict between a provision of the Agreement and the 409A Requirements, the applicable provision of the 409A Requirements will control. Those provisions of the Agreement establishing and explaining Executive’s rights to nonqualified deferred compensation shall not be amended or terminated in a manner that would cause Executive’s vested rights to deferred compensation to be subject to early inclusion in income as provided in Code Section 409A.
17.    Severability. Should any particular section, covenant, restriction, or language included in this Agreement be held to be unreasonable or unenforceable for any reason, then such section, covenant, restriction, or language shall be given effect and enforced to whatever extent would be reasonable and enforceable. All remaining sections, covenants, restrictions, and language shall remain in full force and effect in accordance with the terms thereof.
18.    Entire Agreement and Amendment. This Agreement comprises the entire agreement between the Parties and supersedes and nullifies any previous agreement between the Parties, whether oral or written, concerning the subject matter contained herein, expressly including the 2014 Employment Agreement; provided, however, that the following provisions of the 2014 Employment Agreement shall remain in full force and effect through the Separation Date and for the post-employment periods, if any, contained in each such section: (a) Section 8 (Confidentiality); (b) Section 9 (Non-Competition; Non Solicitation); (c) Section 10 (Ownership of Intellectual Property); (d) Section 13 (Indemnification); and (f) Section 23 (Deemed Resignations). No statement or promise, except as herein set forth, has been made with respect to the subject matter

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of this Agreement. No modification or amendment hereof shall be effective unless in writing and signed by both Parties.
19.    Notices. Any notice required or desired to be given under this Agreement shall be deemed validly given if in writing and sent by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid) to Executive’s residence in Zionsville, Indiana, or to the Company (attention CEO) at the Partnership’s Indianapolis headquarters, or to such other address as either Party shall have furnished to the other in writing. All notices under this Agreement shall be deemed delivered the earlier of: (i) three (3) business days after deposited in registered or certified mail, postage prepaid, return receipt requested; (ii) one (1) business day after sent guaranteed next day delivery by a nationally recognized overnight delivery service; or (iii) receipt by the receiving Party.
20.    Assignment of Contract. The Parties acknowledge that the services to be rendered by Executive are unique and personal and, therefore, this Agreement may not be assigned by Executive without the prior written consent of the Company. The Company may assign this Agreement in its discretion. Any assignment in violation of this Section 20 of the Agreement is void.
21.    Waiver of Breach. No act or omission by the Company shall be deemed a waiver by the Company of any of the Company’s rights under this Agreement. Executive acknowledges that every situation is unique and the Company may need to respond differently to the actions by one employee than to the actions of another employee. Therefore, the failure of the Company to enforce the same, similar, or different restrictions against another employee or to seek a different remedy shall not be construed as a waiver or estoppel to the enforcement of the Agreement’s restrictions against Executive.
22.    Binding Effect. This Agreement, which has heretofore been approved by the Company, shall be binding upon and inure to the benefit of the Company and its successors and assigns, including, without limitation, any person, partnership, corporation or other business entity which may acquire substantially all of the assets or business of the Company; obtain more than fifty percent (50%) of the membership interests of the Company; otherwise secure a majority interest in the Company; or with or into which the Company may be liquidated, consolidated, merged, or otherwise combined.
23.    Counterparts and Headings. This Agreement may be executed in several counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one agreement. The Parties agree that signatures transmitted by facsimile, pdf, or other electronic means are fully acceptable as much as original signatures for the execution of this Agreement. The section headings contained herein are for convenience only, and in the event of any conflict, the text of this Agreement, rather than the section headings, will control.
24.    Governing Law and Venue. This Agreement shall be governed by the laws of the State of Indiana without regard to its choice of law rules. The venue for any dispute arising out of, or in any way relating to, this Agreement or Executive’s employment shall be in a state court located in Marion County, Indiana, or the United States District Court for the Southern District of Indiana.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and effective on the day and the year first above written.

R. PATRICK MURRAY, II	CALUMET GP, LLC

/s/ R. Patrick Murray, II	/s/ Timothy Go

Signature	Signature

R. Patrick Murray, II	Timothy Go

Print	Print

CEO

Print	Title

“Executive”	“Company”

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EXHIBIT A
SEVERANCE AGREEMENT AND GENERAL RELEASE
THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made and entered into by and between Calumet GP, LLC (the “Company”) and R. Patrick Murray, II (“Executive”) (jointly, the “Parties”).
Recitals
A.Executive has been employed by the Company since ___________, and is presently the Vice President - Special Projects;
B.Company and Executive have previously entered into, and are Parties to, that certain Employment and Transition Agreement, effective as of April 17, 2017 (the “Transition Agreement”).
C.The Parties wish to terminate the employment relationship between the Company and Executive on amicable and certain terms as set forth in this Agreement.
Terms and Conditions
NOW, THEREFORE, in consideration of the promises and obligations contained in this Agreement, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.Separation Date. Executive’s employment with the Company shall terminate effective _____________, 201_ (“Separation Date”).
2.Severance. In consideration for the promises made by Executive in this Agreement, the Company shall provide Executive: [(1) monthly reimbursement of Executive’s COBRA health insurance premium costs for him and his eligible dependents at the coverage levels in place as of the Separation Date, assuming he is eligible for and timely and properly applies for the benefit, until the earlier to occur of twelve (12) months from the Separation Date and the date upon which Executive becomes eligible to receive coverage under a group health plan sponsored by another employer; (2) immediate one hundred percent (100%) vesting of any phantom units previously awarded to the Executive under the Partnership’s Long-Term Incentive Plan which are not yet vested on the Separation Date, not to exceed 13,768 phantom units, which the Compensation Committee of the Board of Directors of the Company has heretofore approved to be paid to Executive in accordance with the Transition Agreement and in accordance with the terms of the Partnership’s Long-Term Incentive Plan; (3) free and clear title to Executive’s Company vehicle and a cash payment to Executive in an amount that will fully offset the income taxes incurred by Executive through the transfer of ownership of the vehicle to him; (4) compensation for any fully-vested phantom units in the Calumet GP, LLC Executive Deferred Compensation Plan in accordance with the terms of that plan; and (5) $_____________________________________________________] [sum of (i) continued payment of his salary (which is based on an annual base salary of Three Hundred Fifty-Three Thousand Sixty-Seven Dollars and Zero Cents ($353,067.00)) on a semimonthly basis until the earlier of _______ and the Project End Date (as that term is defined in the Employment and Transition Agreement between Company and Executive dated April 17, 2017),

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if such salary continuance is applicable pursuant to the terms of the Transition Agreement, and (ii) the amount of the SAP Bonus, or any part thereof, if such SAP Bonus has been earned under the terms of the Transition Agreement]. These payments to and on Executive’s behalf shall be jointly referred to herein as the “Severance Package.”
3.Complete Payment. The Severance Package, to which Executive would not otherwise be entitled, shall constitute complete settlement and satisfaction of any and all present or potential claims for loss of wages, including any and all forms of compensation, commissions, bonuses, and benefits of employment, reinstatement, severance pay, incentive plan payouts, compensatory damages, punitive damages, declaratory relief, interest, attorney’s fees, costs, other litigation fees, and any and all other forms of monetary or injunctive relief. Executive hereby expressly acknowledges payment in full by the Company of any and all earned and unpaid compensation and benefits as of the Effective Date of this Agreement (as defined below). Apart from the Severance Package, the Company shall have no continuing liability to Executive for any compensation, commissions, bonuses, incentive payments, or benefits of employment.
4.Retirement Benefits Unaffected by Agreement. Any entitlement to retirement benefits by Executive based on Executive’s age and years of service with the Company shall be unaffected by this Agreement except to the extent such benefits are affected by Executive’s Separation Date.
5.Release of Claims. In consideration of the promises made by the Company in this Agreement, Executive hereby RELEASES AND FOREVER DISCHARGES the Company and its owners, directors, principals, officers, agents, executives, subsidiaries, affiliates, successors, and assigns (collectively, the “Released Parties”) from any and all claims, demands, liabilities, actions, or causes of action which Executive had, has, or may have on account of, arising out of, or related to: (a) Executive’s employment with the Company and the termination of that employment, including, without limitation, any and all claims, demands, liabilities, actions, or causes of action arising under Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; the Executive Retirement Income Security Act of 1974; the Americans with Disabilities Act; the Age Discrimination in Employment Act; the Family and Medical Leave Act; the Occupational Safety and Health Act; the Lilly Ledbetter Fair Pay Act; the Equal Pay Act; Indiana civil-rights statutes; Indiana payment-of-wages statutes; and any and all other federal, state and local laws governing terms and conditions of employment, wages, hours, compensation, discrimination, and any and all other matters; and (b) any and all other matters occurring prior to the Effective Date of this Agreement. Executive is hereby releasing each and every claim, known or unknown, contingent or actual, which Executive has or may have against the Released Parties, or any of them, as of the Effective Date, except the foregoing release does not extend to any claim for unemployment compensation benefits or any claim that may not lawfully be released by private agreement, nor does it restrict Executive’s right to file a charge with any administrative or government agency or participate in an administrative or government agency investigation or proceeding; provided, however, that by signing this Agreement, Executive understands and agrees that, in the event that Executive files any charge or claim against the Released Parties or any of them, this Agreement may operate to limit or preclude Executive’s entitlement to relief or recovery from such claim, including any costs or attorneys’ fees.
6.Covenant Not To Sue. Executive promises and agrees not to file a lawsuit against

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the Released Parties or any of them with respect to any claim or cause of action released herein. In the event that Executive violates this covenant, Executive understands and agrees that any such claim will be subject to dismissal with prejudice and further agrees to reimburse the Released Parties for their attorneys’ fees and costs incurred to secure such dismissal.
7.Acknowledgement of Payment in Full. Executive acknowledges receipt of payment in full for all compensation owed to Executive under federal and state law, except for the Severance Package (subject to the terms herein). Executive further acknowledges that Executive is not aware of any facts or circumstances constituting a violation by the Company of the Fair Labor Standards Act or any other statute or law relating to Executive’s payment of wages or hours of work.
8.Return of the Company Property and Confidentiality.
(a)    On or before the Separation Date, Executive shall return to the Company any Company-provided id cards, iPad, laptop, tablet, credit card, keys (including desk, office, and building keys), Company identification card or badge, passwords, access codes, documentation, information, reports, files, memoranda, records, identification, hardware, and software, and any physical or personal property of any nature that Executive received, prepared or helped prepare in connection with Executive’s employment with the Company (“Company Information/Property”). Executive expressly agrees that Executive will not retain any copies, duplicates, reproductions, or excerpts of any such Company Information/Property in any (including electronic) form.
(b)    Executive agrees not to communicate, display, publish, or otherwise reveal any of the contents or existence of this Agreement to anyone inside or outside of the Company other than Executive’s spouse, attorney, and financial advisor, except by written consent of the Company or as required by law. Executive understands and agrees that Executive is responsible for any disclosure of the terms and conditions of this Agreement by Executive’s spouse, attorney, or financial advisor, which Executive understands and agrees would constitute a breach of this Agreement by Executive.
9.Compliance Certification. Executive hereby acknowledges and agrees that Executive is fully familiar with certain areas of the Company’s operations, business practices, financial dealings, compliance measures and controls, personnel practices and policies, and other functions and personnel activities, over which he had direct and indirect authority or control during his employment with the Company; and that the only present or potential violations of the Company’s rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Company or any of its managers, supervisors, owners, members, officers, or other employees, of which Executive is aware, if any, are fully set forth in the “Certification of Compliance” appended hereto.
10.Waiver of Breach. No act or omission by the Company shall be deemed a waiver by the Company of any of its rights under this Agreement. Executive acknowledges that every situation is unique and the Company may need to respond differently to the actions by one employee or the facts of one situation than to the actions of another employee or the facts of another situation. Therefore, the failure of the Company to enforce the same, similar, or different restrictions against Executive or another employee or to seek a different remedy shall not be construed as a waiver or estoppel to the enforcement of the Agreement’s restrictions against Executive.

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11.Non-Disparagement. Executive specifically understands and agrees that Executive shall not disparage, demean, or otherwise communicate through any means, including social media, any information damaging or potentially damaging to the business or reputation of Released Parties or any of them to any third party, including, but not limited to, the media and business community and any past or present employees of the Company, without the express written consent of the Company. It is understood and agreed by the Parties that this provision shall not apply to any information, complaint, or other communication that Executive may in good faith file with or communicate to any judicial or other governmental entity or agency concerning any of the Released Parties.
12.Neutral Reference. The Company understands and agrees that any prospective employer of Executive who contacts the Company’s Human Resources Department for reference information about Executive shall be informed only of Executive’s dates of employment and Executive’s last job title.
13.Breach by Executive. Executive understands and agrees that a breach by Executive of any provision of this Agreement, including surviving provisions of the 2014 Employment Agreement as set out in Section 16 below, nullifies any obligation of the Company to provide or continue to provide the Severance Package and obligates Executive to return to the Company all monies already paid to him and on his behalf under this Agreement at the time of the breach except for One Hundred Dollars ($100.00), and permits the Company to pursue any other legal or equitable relief to which it is otherwise entitled as the result of such breach. Executive also understands and agrees that Executive will be responsible for payment of the Company’s attorneys’ fees incurred as a result of a successful effort to pursue legal action against Executive in connection with such breach.
14.No Admission of Liability by the Released Parties. Executive agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by the Released Parties or any of them of any liability or unlawful conduct of any kind.
15.Changes Must Be in Writing. This Agreement may not be modified, altered, or changed except upon the express written consent of both Parties in which specific reference is made to this Agreement.
16.Entire Agreement. This Agreement sets forth the entire agreement between Executive and the Company with regard to Executive’s separation and fully supersedes any prior agreements or understandings between the Parties with regard to the same subject; provided, however, that this Agreement shall have no effect on any restrictive covenants that would otherwise survive the termination of Executive’s employment contained in any non-compete, non-solicitation, intellectual property, or non-disclosure obligations or commitments that are presently in place by virtue of existing contract or policy restrictions on Executive arising out of or in connection with Executive’s employment with the Company, including without limitation any contained in the “Employment Agreement” the Parties executed in or about May 2014 or the “Employment and Transition Agreement” the Parties executed in or about March 2017. Executive acknowledges that Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive’s decision to sign this Agreement, except for those set forth in this Agreement.

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17.Severability. Each provision and individual covenant of this Agreement is severable. If any court or other governmental body of competent jurisdiction shall conclude that any provision or individual covenant of this Agreement is invalid or unenforceable, such provision or individual covenant shall be deemed ineffective to the extent of such unenforceability without invalidating the remaining provisions and covenants hereunder.
18.Successors Are Bound. Each of the agreements and promises contained in this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, executors, assignees, administrators, agents, and successors in interest to each of the Parties.
19.Section Headings. The section headings in this Agreement are inserted solely as a matter of convenience and for reference and, in the event of any conflict, the text of this Agreement, rather than the headings, will control.
20.Counterparts. This Agreement may be executed in one or more counterparts, each of which (including a facsimile or pdf attachment to e-mail thereof) shall be deemed an original, but which together shall constitute one and the same instrument. The facsimile or pdf shall be admissible in any legal proceedings as if it were a manually signed original.
21.Choice of Law and Venue. This Agreement shall be interpreted in accordance with the laws of the State of Indiana. Exclusive jurisdiction and venue over any and all disputes arising out of or in connection with this Agreement shall be in Marion County, Indiana, or in the United States District Court for the Southern District of Indiana.
22.Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT RELATE TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, FRAUD CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.
23.Right to Revoke for Seven (7) Days After Signing and Effective Date. Executive may revoke this Agreement by giving written notice of such revocation to the Company at any time prior to seven (7) days following the date this Agreement is signed by Executive, and this Agreement shall not become effective or enforceable until the end of such revocation period (“Effective Date”).
24.Review Period and Acknowledgment of Rights and Understandings. Executive expressly agrees and acknowledges the following: (a) that Executive was given this Agreement on __________, 201_; (b) that Executive understands the terms and conditions of this Agreement; (c) that Executive has knowingly and voluntarily entered into this Agreement; (d) that Executive has hereby been advised in writing to consult an attorney in connection with reviewing and entering into this Agreement; (e) that Executive has been given at least twenty-one (21) days to review and consider the original draft of this Agreement before signing this Agreement; and (f) that this Agreement, when signed by the Company and Executive, is legally binding upon both the Company and Executive, as well as their heirs, assigns, executors, administrators, agents, successors in interest, even if Executive decides not to consult with an attorney in connection with reviewing and entering into this Agreement or if Executive fails to utilize the full twenty-one (21) days given

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Executive for this purpose.
25.Twenty-One (21) Day Review Period Not Increased by Changes.  Executive agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) day consideration period set forth in the previous Section.

WHEREFORE, intending to be legally bound to each and all of the terms of this Agreement, the Parties hereby execute this Agreement this ____ day of ________ 201_:

R. PATRICK MURRAY, II	CALUMET GP, LLC

__________________________________	________________________________

Signature	Signature

__________________________________	________________________________

Print	Print

________________________________

Print	Title

“Executive”	“Company”

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Certification of Compliance
I, R. Patrick Murray, II, hereby confirm that I am fully familiar with certain areas of the Company’s operations, business practices, financial dealings, compliance measures and controls, personnel practices and policies, and other functions and personnel activities, over which I had direct and indirect authority or control during my employment with the Company; and that the only present or potential violations of the Company’s rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Company or any of its managers, supervisors, owners, members, officers, or other employees, of which I am aware, if any, are fully set forth in this Certification of Compliance as indicated below (and on additional attached pages, if necessary):
______I am not aware of any present or potential violations of the Company’s rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Company or any of its managers, supervisors, owners, members, officers, or other employees, as of the date below.
______The only potential or real violation(s) of the Company’s rules, regulations, controls, or policies, or any federal, state, or local law, ordinance, statute, or regulation, or any other breach of duty or responsibility by the Company or any of its managers, supervisors, owners, members, officers, or other employees, of which I am aware as of the date below is (are) as follows:

__________________________________	________________________________

R. Patrick Murray, II	Date

/s/ RPM
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